                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 11, 2002

                                   LASON, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                                     38-3214743
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
        INCORPORATION)

                                    000-21407
                            (COMMISSION FILE NUMBER)



1305 STEPHENSON HIGHWAY
        TROY, MI                                              48083
(ADDRESS OF PRINCIPAL                                       (ZIP CODE)
 EXECUTIVE OFFICES)


                                  (248)597-5800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 5.    OTHER EVENTS

      On January 15, 2002, the registrant issued the press release attached hereto as Exhibit 99.1 announcing the filing on January 11, 2002, with the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Bankruptcy Court") of a proposed (a) Joint Plan of Reorganization of Lason, Inc. and its Subsidiary Debtors (the "Plan") and (b) related Disclosure Statement (the "Disclosure Statement").

      Copies of the Plan and Disclosure Statement as filed with the Bankruptcy Court are attached hereto as Exhibits 99.2 and 99.3, respectively. The Plan and Disclosure Statement outline the proposed capital structure and business operations for the reorganized company,as well as the treatment of Lason's various creditors and other parties in interest. In particular, under the proposed Plan, all shares of registrant's currently issued Common Stock will be cancelled with current shareholders receiving no distribution. The Plan also provides that the reorganized company will issue new Common Stock for its unsecured creditors on a pro rata basis as detailed in the Plan. Before the Plan can be presented to certain classes of registrant's creditors for acceptance, the Bankruptcy Court must determine whether the Disclosure Statement contains adequate information, as required by the Bankruptcy Code.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

      99.1  January 15, 2002 Press Release

      99.2 Proposed Joint Plan of Reorganization of Lason, Inc. and its Subsidiary Debtors

      99.3  Proposed Disclosure Statement



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2002             LASON, INC.
                                    (REGISTRANT)


                                    By:  /s/ Ronald D. Risher
                                       ----------------------------------------
                                        Ronald D. Risher,  President and CEO
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                                  EXHIBIT INDEX

Exhibit:          Description:

99.1              January 15, 2002 Press Release

99.2              Proposed Joint Plan of Reorganization of Lason, Inc. and its
                  Subsidiary Debtors

99.3              Proposed Disclosure Statement